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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 3, 1998 except with respect to the matters discussed in
Note 13, as to which date is March 30, 2000 for Charter Behavioral Health Systems, LLC as of and for the years ended September 30, 1998 and 1997 included in this Form 10-K for Crescent Operating, Inc. for the year ended December 31, 1999, into the previously filed registration statements of Crescent Operating, Inc. (Form S-4 No. 333-57891, Form S-8 No. 333-29069 and Form S-8 No.
333-43291).

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 30, 2000